Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of:

•
our auditors’ report dated March 23, 2007 on the consolidated balance sheets of Kinross Gold Corporation (“the Company”) as at December 31, 2006 and December 31, 2005, and the consolidated statements of operations, common shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2006; and

•	our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated March 23, 2007; and

•	our auditors' report on reconciliation to United States GAAP dated March 23, 2007; and

•
our Report of Independent Registered Public Accounting Firm dated March 23, 2007 on management’s assessment of the effectiveness internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006;

included in the Annual Report on Form 40-F of Kinross Gold Corporation for the year ended December 31, 2006.

It is to be signed as follows with today’s date:April 4, 2007

/s/ KPMG LLP

KPMG LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada